Exhibit 10.10

LOAN AGREEMENT

Party A: Horn Enterprise Co., Ltd., as the Borrower herein.

Party B: Huang Hsin-Ming, serving as the Borrower’s director, as the Lender herein.

Party A is a software system and hardware development company. Due to limited income and unsustainable and unstable profits, Party A needs to borrow money from Party B on a monthly basis from now on to pay employee salaries/manufacturer payments/office rent and other related expenses. All loan transactions are subject to the records in the passbook of Hua Nan Bank. Employee retirement old-age pension/labor insurance/health insurance shall be paid by Party B in cash. If Party A starts to make profits and its income is sufficient to repay the above loans, Party B may calculate the total loan amount as per passbook transaction records/ insurance payment records (retirement old-age pension/labor insurance/health insurance) and regard the amount as the total amount of lump-sum repayable herein.

This Loan Agreement is agreed upon and signed by both Parties without any objection.

Party A

Borrower: Horn Enterprise Co., Ltd. Unified Business No.: 4282122

Representative: Hsin-Ming Huang

Party B

Lender: Director Hsin-Ming Huang

January 1, 2017